UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Executive Office Address and Telephone Number	State of Incorporation	IRS Employer Identification No.
001-33401	Cinemark Holdings, Inc. 3900 Dallas Parkway Plano, Texas 75093 (972) 665-1000	Delaware	20-5490327

033-47040	Cinemark USA, Inc. 3900 Dallas Parkway Plano, Texas 75093 (972) 665-1000	Texas	75-2206284

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading symbol(s)	Name of each exchange on which registered
Cinemark Holdings, Inc.	Common Stock, par value $0.001 per share	CNK	NYSE
Cinemark USA, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 1, 2024, at the request of Cinemark USA, Inc. (“Cinemark USA”), a wholly-owned subsidiary of Cinemark Holdings, Inc. (“Cinemark Holdings,” “we,” “us” and “our”), Computershare Trust Services, N.A. (successor to Wells Fargo Bank, N.A.), a national banking association, as trustee under the indenture governing Cinemark USA’s outstanding 8.750% Senior Secured Notes due 2025 (144A CUSIP No. 172441BC0; Reg S CUSIP No. U17176 AJ4) (the “8.750% Notes”), sent a notice of optional full redemption (the “Redemption Notice”) to the holders of the 8.750% Notes. Pursuant to the Redemption Notice, Cinemark USA has elected to effect an optional redemption on May 1, 2024 (the “Redemption Date”) of the entire outstanding aggregate principal amount of the 8.750% Notes in an aggregate principal amount equal to $150,000,000, at a cash redemption price equal to 100.000% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Redemption Date (the “Redemption Price”). Following the payment of the Redemption Price, no 8.750% Notes will remain outstanding.

On and after the Redemption Date, interest on the 8.750% Notes will cease to accrue in accordance with the indenture governing the 8.750% Notes, unless Cinemark USA defaults in paying the Redemption Price, and the only remaining right of Holders of the 8.750% Notes will be to receive payment of the Redemption Price.

This Current Report on Form 8-K does not constitute a redemption notice and is qualified in its entirety by reference to the Redemption Notice.

The information described in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by Cinemark Holdings under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Forward-looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and speak only as of the date hereof. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include future revenues, expenses and profitability, currency exchange rate and inflationary impacts, the future development and expected growth of our business, projected capital expenditures, access to capital resources, attendance at movies generally or in any of the markets in which we operate, the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats, determinations in lawsuits in which we are a party, and the impact of the COVID-19 pandemic on us and the motion picture exhibition industry. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in Cinemark Holdings’s Annual Report on Form 10-K filed February 16, 2024 and Cinemark USA’s Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC. CINEMARK USA, INC.

Date:	April 1, 2024	By:	/s/ Michael D. Cavalier
Executive Vice President - General Counsel and Business Affairs & Secretary